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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 29, 2007

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                         WATTS WATER TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)


         DELAWARE                       001-11499               04-2916536
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(State or Other Jurisdiction    (Commission File Number)      (IRS Employer
     of Incorporation)                                      Identification No.)

             815 Chestnut Street, North Andover, Massachusetts 01845
               (Address of Principal Executive Offices) (Zip Code)

                                 (978) 688-1811
              (Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

Watts Water Technologies, Inc. (the "Registrant") and Richard J. Cathcart entered into an indemnification agreement dated as of October 29, 2007.

The indemnification agreement entered into between the Registrant and Mr. Cathcart is the Registrant's standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 1, 2006. The indemnification agreement provides indemnity, including the advancement of expenses, to the directors and certain officers of the Registrant against liabilities incurred in the performance of their duties to the fullest extent permitted by the General Corporation Law of the State of Delaware. The disclosure contained in Item 5.02 below is incorporated by reference.

Item 2.02. Results of Operations and Financial Condition.

On October 30, 2007, the Registrant announced its financial results for the fiscal quarter ended September 30, 2007. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On October 30, 2007, the Registrant announced that it is initiating a global restructuring program and discontinuing certain product lines. The full text of the press release issued in connection with the announcement is attached as
Exhibit 99.1 to this Current Report on Form 8-K. The Registrant's Board of Directors approved the restructuring program on October 30, 2007. The restructuring program is expected to include the shutdown of five manufacturing facilities and the right-sizing of a sixth facility, including the relocation of the Registrant's joint venture facility in China that has been previously disclosed. The restructuring program and charges for the elimination of certain product lines will include pre-tax charges totaling approximately $13.4 million, including $4.3 million for severance, $2.8 million for relocation costs and $2.0 million for other asset write-downs and expected net losses on asset disposals and will result in the elimination of approximately 330 positions worldwide. The product lines that are being discontinued resulted in a pre-tax charge of approximately $4.3 million. Total net after tax charges for this program are expected to be approximately $9.7 million ($4.7 million in non-cash charges), with costs being incurred through early 2010. The Registrant expects to spend approximately $13.4 million in capital expenditures to consolidate operations and will fund approximately $8.0 million of this amount through proceeds from the sale of buildings and other assets being disposed of as part of the restructuring program. Annual cash savings, net of tax, are estimated to be $4.5 million, which the Registrant expects will be fully realized by the second half of 2009. The Registrant recorded non-cash after-tax charges of approximately $4.2 million, or ($0.11) per share, in the third quarter of 2007 for inventory product rationalization and other asset write-downs.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2007, the Board of Directors of the Registrant elected Richard J. Cathcart to serve as a member of the Registrant's Board of Directors. Mr. Cathcart was also appointed by the Board to serve as a member of each of the Audit Committee and the Nominating and Corporate Governance Committee of the Board of Directors.

      Mr. Cathcart, age 63, was Vice Chairman and a member of the Board of Directors of Pentair, Inc. from February 2005 until his retirement in September 2007. Pentair is a diversified manufacturing company comprised of two operating segments: Water Technologies and Technical Products. Pentair's Water Technologies Group provides products and systems used worldwide in the movement, storage, treatment and enjoyment of water. Mr. Cathcart served as President and Chief Operating Officer of Pentair's Water Technologies Group from January 2001 to January 2005, Executive Vice President and President of Pentair's Water Technologies Group from February 1996 to December 2000, and Executive Vice President, Corporate Development from March 1995 to January 1996. Prior to joining Pentair, Mr. Cathcart held several management and business development positions during his 20-year career with Honeywell International Inc., including serving as Vice President and General Manager of Honeywell's Worldwide Building Control Division. Mr. Cathcart holds a bachelor's degree in engineering sciences from the United States Air Force Academy and he served as a fighter pilot and flight commander during the Vietnam War. Mr. Cathcart is also a member of the board of directors of Fluidra S.A.

The Registrant and Mr. Cathcart entered into the Registrant's standard form of indemnification agreement, which was filed as Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended October 1, 2006. The indemnification agreement provides indemnity, including the advancement of expenses, to the directors and certain officers of the Registrant against liabilities incurred in the performance of their duties to the fullest extent permitted by the General Corporation Law of the State of Delaware.

For 2007, Mr. Cathcart will receive a cash retainer for the fourth quarter equal to $7,500 and will receive the standard compensation for all regular board meetings attended in person. Mr. Cathcart will also receive a grant of stock under the Registrant's 2004 Stock Incentive Plan with a fair market value equal to $45,000 based on the last sale price per share of the Registrant's Class A Common Stock on the New York Stock Exchange on the third business day after the date that the Registrant releases its third quarter earnings for fiscal 2007 to the public.


Item 9.01.  Financial Statements and Exhibits

(d) Exhibits. See Exhibit Index attached hereto.
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                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: October 30, 2007               WATTS WATER TECHNOLOGIES, INC.

                                     By: /s/ William C. McCartney
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                                         William C. McCartney
                                         Chief Financial Officer
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                                  EXHIBIT INDEX


Exhibit No.     Title
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99.1            Press release dated October 30, 2007